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Exhibit 1.1

Statuten

der

Credit Suisse Group

I.    Firma, Sitz, Dauer und Zweck der Gesellschaft

Art. 1

Unter der Firma Credit Suisse Group besteht eine Aktiengesellschaft mit Sitz in Zürich. Ihre Dauer ist unbeschränkt.	Firma, Sitz und Dauer

Art. 2

1	Zweck der Gesellschaft ist die direkte oder indirekte Beteiligung an Unternehmen aller Art in der Schweiz und im Ausland, insbesondere an Unternehmen im Bank-, Finanz-, Vermögensverwaltungs- und Versicherungsbereich. Sie kann Unternehmen gründen, sich an bestehenden mehr- oder minderheitlich beteiligen und sie finanzieren.	Zweck
2	Die Gesellschaft ist berechtigt, Liegenschaften im In- und Ausland zu erwerben, zu belasten und zu verkaufen.

II.    Aktienkapital und Aktien

Art. 3

1	Das voll liberierte Aktienkapital beträgt Fr. 1 189 891 720 und ist eingeteilt in 1 189 891 720 Namenaktien von je Fr. 1 Nennwert.	Aktienkapital
2	Sämtliche Aktien tragen die Faksimile-Unterschriften des Präsidenten oder der Präsidentin und eines Mitgliedes des Verwaltungsrates.
3	Die Gesellschaft kann Zertifikate über eine Mehrzahl von Aktien ausgeben.
4	Die Gesellschaft anerkennt nur einen Vertreter oder eine Vertreterin für jede Aktie.
5	Durch Beschluss der Generalversammlung können Namenaktien in Inhaberaktien umgewandelt werden.

Art. 4

1	Im Verhältnis zur Gesellschaft wird als Namenaktionär oder Namenaktionärin anerkannt, wer im Aktienregister eingetragen ist.	Aktien, Aktienübertragung und Aktienregister
2
Erwerber oder Erwerberinnen von Namenaktien werden auf Gesuch hin ohne Begrenzung als Aktionäre oder Aktionärinnen mit Stimmrecht im Aktienregister eingetragen, falls sie ausdrücklich erklären, die entsprechenden Namenaktien im eigenen Namen und für eigene Rechnung erworben zu haben.
3
Personen, die im Eintragungsgesuch nicht ausdrücklich erklären, die Aktien für eigene Rechnung zu halten (nachstehend: Nominees), werden ohne weiteres bis maximal 2% des jeweils ausstehenden Aktienkapitals mit Stimmrecht im Aktienregister eingetragen. Über diese Limite hinaus werden Namenaktien von Nominees nur dann mit Stimmrecht eingetragen, wenn sich der betreffende Nominee schriftlich bereit erklärt, gegebenenfalls die Namen, Adressen und Aktienbestände derjenigen Personen offenzulegen, für deren Rechnung er 0,5% oder mehr des jeweils ausstehenden Aktienkapitals hält; Art. 10 Abs. 2 gilt sinngemäss für Nominees, die untereinander kapital- oder stimmenmässig, durch einheitliche Leitung oder auf andere Weise verbunden sind.
4	Der Verwaltungsrat trifft die zur Einhaltung der vorstehenden Bestimmungen notwendigen Anordnungen.
5	Vorbehalten bleibt die zwingende gesetzliche Regelung von Art. 685d Abs. 3 OR.
6
Die Gesellschaft kann auf Druck und Auslieferung von Aktienurkunden verzichten und mit der Zustimmung des Aktieneigentümers oder der Aktieneigentümerin ausgegebene Urkunden, die bei der Gesellschaft eingeliefert werden, ersatzlos annullieren. Der Aktionär oder die Aktionärin kann jederzeit kostenlos den Druck und die Auslieferung von Urkunden für seine Namenaktien verlangen, und die Gesellschaft kann jederzeit nicht verurkundete Namenaktien ausdrucken lassen.
7
Nicht verurkundete Namenaktien, einschliesslich daraus entspringende, nicht verurkundete Rechte, können nur durch Zession übertragen werden. Die Zession bedarf zur Gültigkeit der Anzeige an die Gesellschaft. Das Recht auf die Urkunde geht mit der rechtsgültigen Zession auch ohne Zustimmung der Gesellschaft auf den Erwerber oder die Erwerberin über. Die Gesellschaft kann der Bank, bei welcher der Aktionär oder die Aktionärin die abgetretenen Namenaktien buchmässig führen lässt, von der Zession Mitteilung machen.
8
Nicht verurkundete Namenaktien und die daraus entspringenden Vermögensrechte können nur zugunsten der Bank, bei welcher der Aktionär oder die Aktionärin dieselben buchmässig führen lässt, durch schriftlichen Pfandvertrag verpfändet werden. Eine Anzeige an die Gesellschaft ist nicht erforderlich.

2

Der Anspruch auf Auslieferung der Urkunde kann auf die pfandnehmende Bank übertragen werden. Im übrigen setzt die Verpfändung von Namenaktien zu ihrer Gültigkeit zwingend die Übergabe der zedierten oder indossierten Aktienurkunden nach Massgabe von Art. 901 Abs. 2 ZGB voraus.
9	Die vorstehend genannten Übertragungsbeschränkungen gelten auch in bezug auf die Übertragung von nicht verurkundeten Namenaktien.

III.    Fremdkapital

Art. 5

Die Gesellschaft kann Obligationenanleihen mit oder ohne Sicherheit, insbesondere auch Wandel- und Optionsanleihen ausgeben und solche von Tochtergesellschaften garantieren.	Anleihen

IV.    Die Gesellschaftsorgane

Art. 6

Die Gesellschaftsorgane sind:

1.	Die Generalversammlung der Aktionäre und Aktionärinnen;
2.	Der Verwaltungsrat;
3.	Die Revisionsstelle und die Konzernprüfungsgesellschaft.

1.    Die Generalversammlung

Art. 7

1	Die Generalversammlung wird ordentlicherweise durch den Verwaltungsrateinberufen.	Recht und Pflicht der Einberufung
2	Die ordentliche Generalversammlung findet alljährlich innerhalb von sechs Monaten nach Schluss des Geschäftsjahres statt.
3
Ausserordentliche Generalversammlungen werden je nach Bedürfnis einberufen. Die Einberufung einer Generalversammlung kann auch von einem oder mehreren Aktionären oder Aktionärinnen, die zusammen mindestens 10 Prozent des Aktienkapitals vertreten, verlangt werden.
4	Aktionäre oder Aktionärinnen, die Aktien im Nennwert von 1 Million Franken vertreten, können die Traktandierung eines Verhandlungsgegenstandes verlangen.

3

5
Das Begehren um Einberufung einer Generalversammlung hat schriftlich unter gleichzeitiger Hinterlegung von Aktien der Gesellschaft von mindestens 10 Prozent des Aktienkapitals zu erfolgen. Das Begehren um Traktandierung eines Verhandlungsgegenstandes mit den Anträgen hat schriftlich unter gleichzeitiger Hinterlegung von Aktien der Gesellschaft im Nennwert von mindestens 1 Million Franken zu erfolgen. Die Aktien sind bis am Tag nach der Generalversammlung zu hinterlegen.
6	Das Begehren um Traktandierung eines Verhandlungsgegenstandes und die Anträge sind dem Verwaltungsrat spätestens 45 Tage vor einer Generalversammlung mitzu teilen.

Art. 8

Der Generalversammlung stehen die folgenden unübertragbaren Befugnisse zu: Änderung der Statuten; Wahl der Mitglieder des Verwaltungsrates, der Revisionsstelle, der Konzernprüfungsgesellschaft und der besonderen Revisionsstelle; Genehmigung des Jahresberichts, der konsolidierten Jahresrechnung sowie der statutarischen Jahresrechnung; Beschlussfassung über die Verwendung des Bilanzgewinnes; Entlastung der Mitglieder des Verwaltungsrates; Beschlussfassung über die Gegenstände, die der Generalversammlung durch das Gesetz oder die Statuten vorbehalten sind oder ihr durch den Verwaltungsrat vorgelegt werden.	Befugnisse

Art. 9

1	Die Generalversammlung ist mindestens zwanzig Tage vor dem Versammlungstag einzuberufen. Die Einberufung erfolgt durch Veröffentlichung im Schweizerischen Handelsamtsblatt.	Form der Einberufung
2
In der Einberufung sind die Verhandlungsgegenstände sowie die Anträge des Verwaltungsrates und der Aktionäre oder Aktionärinnen bekannt zu geben, welche die Durchführung einer Generalversammlung oder die Traktandierung eines Verhandlungsgegenstandes verlangt haben.
3
Über Anträge zu nicht gehörig angekündigten Verhandlungsgegenständen können keine Beschlüsse gefasst werden; ausgenommen sind Anträge auf Einberufung einer ausserordentlichen Generalversammlung oder auf Durchführung einer Sonderprüfung.

Art. 10

1	Vorbehältlich Art. 4 Abs. 3 berechtigt an der Generalversammlung jede Aktie zu einer Stimme. Ein Aktionär oder eine Aktionärin kann jedoch direkt oder indirekt für eigene und vertretene Aktien zusammen nur das Stimmrecht von höchstens 2% des ausstehenden Aktienkapitals ausüben; Abs. 3-5 bleiben vorbehalten.	Stimmrecht

4

2
Im Hinblick auf die Stimmrechtsbeschränkung gemäss Abs. 1 gelten juristische Personen und Personengesellschaften oder andere Personenzusammenschlüsse oder Gesamthandsverhältnisse, die untereinander kapital- oder stimmenmässig, durch eine einheitliche Leitung oder auf andere Weise verbunden sind, sowie natürliche oder juristische Personen oder Personengesellschaften, die im Hinblick auf eine Umgehung der Stimmrechtsbeschränkung (insbesondere als Syndikat) koordiniert vorgehen, als ein Aktionär oder eine Aktionärin.
3
Die Stimmrechtsbeschränkung findet keine Anwendung auf die Ausübung des Stimmrechts durch von der Gesellschaft bezeichnete Organvertreter (Art. 689c OR), durch von der Gesellschaft bezeichnete unabhängige Stimmrechtsvertreter (Art. 689c OR) sowie durch Depotvertreter (Art. 689d OR), soweit diese von Aktionären oder Aktionärinnen zur Stimmrechtsvertretung beauftragt worden sind.
4
Die Stimmrechtsbeschränkung findet auch keine Anwendung auf Aktien, für welche der Aktionär oder die Aktionärin im Eintragungsgesuch gegenüber der Gesellschaft bestätigt, dass er oder sie diese Aktien im eigenen Namen und für eigene Rechnung erworben hat und für welche die Meldepflicht gemäss Abs. 6 erfüllt worden ist.
5
Die Stimmrechtsbeschränkung findet überdies keine Anwendung auf Aktien, welche auf den Namen eines Nominee eingetragen sind, sofern der Nominee gegenüber der Gesellschaft die Namen, Adressen und Aktienbestände derjenigen Personen (gemäss Definition in Abs. 2) bekannt gibt, für deren Rechnung er 0,5 Prozent oder mehr des jeweils ausstehenden Aktienkapitals hält und für welche er, beziehungsweise die wirtschaftlich berechtigte Person, die Meldepflicht gemäss Abs. 6 erfüllt hat. Der Verwaltungsrat ist ermächtigt, mit Nominees Vereinbarungen über deren Meldepflichten und die Stimmrechtsausübung abzuschliessen.
6	Die Meldepflicht richtet sich nach Art. 20 des Bundesgesetzes über die Börsen und den Effektenhandel vom 24. März 1995 und den gestützt darauf erlassenen Verordnungen und Rundschreiben.
7	Der Verwaltungsrat erlässt Vorschriften über den zur Erlangung von Stimmkarten erforderlichen Nachweis des Aktienbesitzes.

Art. 11

1	Den Vorsitz in der Generalversammlung führt der Präsident oder die Präsidentin des Verwaltungsrates, in dessen oder deren Verhinderung ein Vizepräsident oder eine Vizepräsidentin oder ein anderes vom Verwaltungsrat bezeichnetes Mitglied.	Vorsitz, Stimmenzähler oder Stimmenzählerin, Protokollführer oder Protokollführerin
2
Die Stimmenzähler und Stimmenzählerinnen werden von der Generalversammlung in offener Abstimmung gewählt. Mitglieder des Verwaltungsrates, der Revisionsstelle, der Konzernprüfungsgesellschaft sowie Mitarbeiter und Mitarbeiterinnen der Gesellschaft sind als Stimmenzähler oder Stimmenzählerinnen nicht wählbar.
3	Der Verwaltungsrat bestellt den Protokollführer oder die Protokollführerin.

5

Art. 12

1	Die Generalversammlung ist grundsätzlich ohne Rücksicht auf die Zahl der anwesenden Aktionäre und Aktionärinnen oder der vertretenen Aktien beschlussfähig.	Beschlussfähigkeit/ Präsenzquorum
2	Die Vertretung von mindestens der Hälfte des Aktienkapitals ist erforderlich für die
— Umwandlung der Namenaktien in Inhaberaktien
— Abänderung von Art. 4 Abs. 3
— Abänderung von Art. 10 Abs. 1-6
— Auflösung der Gesellschaft
3	Vorbehalten bleiben weitergehendes zwingendes Recht sowie anderslautende Bestimmungen dieser Statuten.

Art. 13

1	Die Generalversammlung fasst ihre Beschlüsse und vollzieht ihre Wahlen, soweit nicht zwingendes Recht oder anders lautende Bestimmungen dieser Statuten entgegenstehen, mit der absoluten Mehrheit der vertretenen Aktienstimmen. Bei Stimmengleichheit haben der oder die Vorsitzende den Stichentscheid.	Beschlussfassung/ Beschluss- fassungsquorum
2
Die Umwandlung von Namenaktien in Inhaberaktien, die Auflösung der Gesellschaft und die Abänderung von Art. 4 Abs. 3 dieser Statuten kann nur mit mindestens drei Vierteln, die Abänderung von Art. 10 Abs. 1-6 kann nur mit mindestens sieben Achteln der abgegebenen Stimmen beschlossen werden.
3	Der Vorsitzende kann das offene, schriftliche oder elektronische Abstimmungs- und Wahlverfahren anordnen. Es wird schriftlich abgestimmt, wenn 50 anwesende Aktionäre oder Aktionärinnen es verlangen.

Art. 14

Das Protokoll ist vom Vorsitzenden oder der Vorsitzenden mit dem Protokollführer oder der Protokollführerin zu unterzeichnen.	Protokoll

2. Der Verwaltungsrat

Art. 15

1	Der Verwaltungsrat besteht aus mindestens sieben Mitgliedern.	Wahl und Amtsdauer
2
Jedes Verwaltungsratsmitglied wird auf die Dauer von drei Jahren individuell gewählt; Wiederwahl ist zulässig. Unter einem Amtsjahr ist die Zeitdauer von einer ordentlichen Generalversammlung bis zum Schluss der nächsten ordentlichen Generalversammlung zu verstehen.

6

Art. 16

1	Der Verwaltungsrat entscheidet über alle Angelegenheiten, die nicht durch Gesetz, Statuten oder Reglemente einem anderen Organ der Gesellschaft vorbehalten oder übertragen sind.	Befugnisse und Pflichten
2	Der Verwaltungsrat bestimmt die Zeichnungsberechtigten und die Art der Zeichnung. Zur verbindlichen Zeichnung namens der Gesellschaft sind die Unterschriften von zwei Zeichnungsberechtigten notwendig.

Art. 17

Der Verwaltungsrat kann die Geschäftsführung nach Massgabe eines Organisationsreglements ganz oder zum Teil an Ausschüsse, einzelne Mitglieder oder an Dritte übertragen.	Übertragung von Befugnissen

Art. 18

1	Zur Beschlussfähigkeit des Verwaltungsrates ist die Anwesenheit der Mehrheit der Mitglieder erforderlich. Kein Präsenzquorum ist erforderlich, wenn die Durchführung einer Kapitalerhöhung festzustellen und die anschliessend vorzunehmende Statutenänderungen zu beschliessen sind. Bei der Beschlussfassung auf dem Zirkulationsweg ist die Stimmabgabe der Mehrheit der Mitglieder erforderlich.	Beschlussfähigkeit
2	Der Verwaltungsrat fasst seine Beschlüsse mit der absoluten Mehrheit der abgegebenen Stimmen. Bei Stimmengleichheit hat der oder die Vorsitzende den Stichentscheid.

Art. 19

Über die Verhandlungen und Beschlüsse ist ein Protokoll zu führen, das vom Vorsitzenden oder der Vorsitzenden mit dem Sekretär oder der Sekretärin unterzeichnet wird.	Protokoll

Art. 20

Der Verwaltungsrat erhält für seine Leistungen eine angemessene Entschädigung, die von ihm selber festgelegt wird.	Entschädigung des Verwaltungsrates

7

3. Die Revisionsstelle, die Konzernprüfungsgesellschaft und die besondere Revisionsstelle

Art. 21

1	Der von der Generalversammlung jeweils für ein Jahr gewählten Revisionsstelle und der Konzernprüfungsgesellschaft obliegen die ihnen vom Gesetz zugewiesenen Befugnisse und Pflichten.	Bestellung und Aufgabe
2	Einer von der Generalversammlung jeweils für ein Jahr gewählten besonderen Revisionsstelle obliegt die im Rahmen von Kapitalerhöhungen vorgeschriebene besondere Prüfung (Art. 652f OR).

V.    Geschäftsjahr und Verwendung des Bilanzgewinnes

Art. 22

Das Geschäftsjahr wird vom Verwaltungsrat festgesetzt.	Geschäftsjahr

Art. 23

Die Generalversammlung entscheidet über die Verwendung des Bilanzgewinnes. Sie beschliesst unter Berücksichtigung der gesetzlichen Vorschriften von Art. 671 ff OR über die Ausschüttung einer Dividende sowie allenfalls die Errichtung und Verwendung von speziellen Reserven.	Verwendung des Bilanzgewinnes

VI.    Auflösung und Liquidation der Gesellschaft

Art. 24

Wird die Gesellschaft aufgelöst, so führt der Verwaltungsrat die Liquidation durch, sofern die Generalversammlung nicht etwas anderes beschliesst.

VII.    Bekanntmachungen

Art. 25

1	Publikationsorgan ist das Schweizerische Handelsamtsblatt.	Publikationsorgane
2
Die Bekanntmachungen und Mitteilungen der Gesellschaft an die Aktionäre und Aktionärinnen erfolgen durch Veröffentlichung im Schweizerischen Handelsamtsblatt, soweit das Gesetz nicht zwingend etwas anderes bestimmt.

8

VIII.    Übergangsbestimmungen

Art. 26

Gestrichen	Bedingtes Kapital

Art. 26a

1	Das Aktienkapital der Gesellschaft gemäss Art. 3 der Statuten wird im Maximalbetrag von Fr. 50 000 000 erhöht durch Ausgabe von höchstens 50 000 000 vollständig zu liberierenden Namenaktien von je Fr. 1 Nennwert durch Ausübung von Wandel- und Optionsrechten, die in Verbindung mit Anleihens- oder ähnlichen Obligationen der Credit Suisse Group oder einer ihrer Konzerngesellschaften eingeräumt werden. Das Bezugsrecht der Aktionärinnen und Aktionäre ist ausgeschlossen. Das Vorwegzeichnungsrecht der Aktionäre kann bezüglich dieser höchstens 50 000 000 neuen Namenaktien durch Beschluss des Verwaltungsrates eingeschränkt oder ausgeschlossen werden zur Finanzierung des Erwerbs von Unternehmen, Unternehmensteilen, Beteiligungen, neuen Investitionsvorhaben oder zur Begebung von Wandel- und/oder Optionsanleihen am nationalen oder am internationalen Kapitalmarkt. Soweit das Vorwegzeichnungsrecht ausgeschlossen ist, sind (1) die Anleihensobligationen zu Marktbedingungen im Publikum zu platzieren, (2) die Ausübungsfrist der Optionsrechte auf höchstens fünf Jahre und jene der Wandelrechte auf höchstens zehn Jahre ab dem Zeitpunkt der Anleihensemission anzusetzen und (3) der Wandel- oder Ausübungspreis für die neuen Aktien mindestens entsprechend den Marktbedingungen im Zeitpunkt der Anleihensemission festzulegen.
2	Der Erwerb der Namenaktien durch Ausübung von Wandel- oder Optionsrechten und die weitere Übertragung von Namenaktien unterliegen den Übertragungsbeschränkungen gemäss Art. 4 der Statuten.

Art. 26b

1	Das Aktienkapital gemäss Art. 3 der Statuten wird durch Ausgabe von höchstens 117 200 000 voll zu liberierenden Namenaktien von je Fr. 1 Nennwert im Umfang von höchstens Fr. 117 200 000 durch Ausübung von Bezugsrechten erhöht. Die neuen Aktien unterliegen nach der Begebung den Übertragungsbeschränkungen von Art. 4 der Statuten.

9

2
Das Bezugsrecht der bisherigen Aktionäre und Aktionärinnen ist zu Gunsten der Mitarbeiter und Mitarbeiterinnen aller Stufen sowie der Mitglieder des Verwaltungsrates der Credit Suisse Group und deren Gruppengesellschaften ausgeschlossen. Die Ausgabe von Aktien erfolgt gemäss einem Reglement des Verwaltungsrates, der dieses von Zeit zu Zeit anpasst. Die Ausgabe von Aktien unter dem Börsenpreis ist zulässig.

Art. 26c

1	Das Aktienkapital gemäss Art. 3 der Statuten wird durch Ausgabe von höchstens 18 715 540 voll zu liberierenden Namenaktien von je Fr. 1 Nennwert im Umfang von höchstens Fr. 18 715 540 durch die Ausübung von Optionen erhöht, die Mitarbeiterinnen und Mitarbeitern aller Stufen von Donaldson, Lufkin & Jenrette, Inc. und deren Gruppengesellschaften zustehen und die entsprechend dem Vertrag über den Zusammenschluss vom 30. August 2000 zwischen der Credit Suisse Group, Diamond Acquisition Corp. und Donaldson, Lufkin & Jenrette, Inc. übernommen worden sind. Bezugsverhältnis, zeitliche Begrenzung und weitere Einzelheiten werden vom Verwaltungsrat entsprechend den Bestimmungen über den Zusammenschluss vom 30. August 2000 festgelegt. Der Erwerb von Aktien durch die Ausübung von Optionsrechten sowie jede nachfolgende Übertragung der neuen Aktien unterliegen nach der Begebung den Übertragungsbeschränkungen von Art. 4 der Statuten.
2
Das Bezugsrecht der bisherigen Aktionäre und Aktionärinnen ist zu Gunsten von Mitarbeiterinnen und Mitarbeitern aller Stufen von Donaldson, Lufkin & Jenrette, Inc. und deren Gruppengesellschaften ausgeschlossen.

Art. 27

1	Der Verwaltungsrat ist ermächtigt, jederzeit bis zum 1. Juni 2003 das Aktienkapital gemäss Art. 3 der Statuten im Maximalbetrag von Fr. 45 480 000 durch Ausgabe von höchstens 45 480 000 vollständig zu liberierenden Namenaktien von je Fr. 1 Nennwert zu erhöhen. Erhöhungen auf dem Wege der Festübernahme und Erhöhungen in Teilbeträgen sind gestattet. Der Ausgabebetrag, der Zeitpunkt der Dividendenberechtigung und die Art der Einlagen werden vom Verwaltungsrat bestimmt. Die neuen Namenaktien unterliegen nach dem Erwerb den Übertragungsbeschränkungen gemäss Art. 4 der Statuten.	Genehmigtes Kapital

10

2
Der Verwaltungsrat ist berechtigt, das Bezugsrecht der Aktionäre und Aktionärinnen auszuschliessen und Dritten zuzuweisen, wenn die neuen Namenaktien für die Übernahme von Unternehmen, Unternehmensteilen oder Beteiligungen im Bank-, Finanz-, Vermögensverwaltungs-oder Versicherungsbereich durch Aktientausch oder zur Finanzierung des Erwerbs von Unternehmen, Unternehmensteilen oder Beteiligungen aus diesen Bereichen verwendet werden. Werden im Zusammenhang mit Unternehmensübernahmen Verpflichtungen zur Bedienung von Wandel- oder Optionsanleihen übernommen, ist der Verwaltungsrat berechtigt, zwecks Erfüllung von Lieferverpflichtungen unter solchen Anleihen neue Aktien unter Ausschluss des Bezugsrechts der Aktionäre und Aktionärinnen auszugeben.
3	Namenaktien, für welche Bezugsrechte eingeräumt, aber nicht ausgeübt werden, sind zu Marktkonditionen am Markt zu veräussern.

Art. 27a

Gestrichen

Art. 28

Gestrichen

Art. 28a

1	Die Gesellschaft hat von der Watt AG, Glarus, gemäss Sacheinlagevertrag vom 7. April 1993 13 178 500 Namenaktien der Schweizerischen Volksbank von je Fr. 50 Nennwert im Gesamtwert und zum Gesamtpreis von Fr. 1 549 791 600 erworben. Der Preis ist dadurch getilgt worden, dass der Watt AG 3 953 550 voll liberierte Namenaktien von je Fr. 100 Nennwert der Gesellschaft zuerkannt worden sind.
2	Der Ausgabebetrag je Aktie beträgt Fr. 392. Der den Nominalwert der neuen Aktien von Fr. 395 355 000 übersteigende Betrag von insgesamt Fr. 1 154 436 600 verbleibt der Gesellschaft als Agio.
3
Die Gesellschaft hat von der Watt AG, Glarus, gemäss Sacheinlagevertrag vom 1. Juni 1993 1 914 000 Namenaktien der Schweizerischen Volksbank von je Fr. 50 Nennwert im Gesamtwert und zum Gesamtpreis von Fr. 252 935 100 erworben. Der Preis ist dadurch getilgt worden, dass der Watt AG 574 200 voll liberierte Namenaktien von je Fr. 100 Nennwert der Gesellschaft zuerkannt worden sind.
4	Der Ausgabebetrag je Aktie beträgt Fr. 440.50. Der den Nominalwert der neuen Aktien von Fr. 57 420 000 übersteigende Betrag von insgesamt Fr. 195 515 100 verbleibt der Gesellschaft als Agio.

11

5
Die Gesellschaft hat von der Watt AG, Glarus, gemäss Sacheinlagevertrag vom 10. Januar 1994 200 000 Namenaktien der Schweizerischen Volksbank, Bern, von je Fr. 50 Nennwert im Gesamtwert und zum Gesamtpreis von Fr. 28 000 000.— erworben. Der Preis ist dadurch getilgt worden, dass der Watt AG 191 781 voll liberierte Namenaktien von je Fr. 20 Nennwert der Gesellschaft zuerkannt worden sind.
6	Der Ausgabebetrag je Aktie beträgt Fr. 146. Der den Nennwert der neuen Aktien von Fr. 3 835 620 übersteigende Betrag von insgesamt Fr. 24 164 380 verbleibt der Gesellschaft als Agio.

Art. 28b

1	Die Gesellschaft hat von der Watt AG, Glarus, gemäss Sacheinlagevertrag vom 14. Dezember 1993 1 762 434 Inhaberaktien der Leu Holding AG, Zug, von je Fr. 100 Nennwert im Gesamtwert und zum Gesamtpreis von Fr. 992 837 820 erworben. Der Preis ist dadurch getilgt worden, dass der Watt AG 1 468 695 voll liberierte Inhaberaktien von je Fr. 100 Nennwert der Gesellschaft zuerkannt worden sind.
2	Der Ausgabebetrag je Aktie beträgt Fr. 676. Der den Nennwert der neuen Aktien von Fr. 146 869 500 übersteigende Betrag von insgesamt Fr. 845 968 320 verbleibt der Gesellschaft als Agio.
3
Die Gesellschaft hat von der Watt AG, Glarus, gemäss Sacheinlagevertrag vom 10. Januar 1994 126 318 Inhaberaktien der Leu Holding AG, Zug, von je Fr. 100 Nennwert im Gesamtwert und zum Gesamtpreis von Fr. 71 159 140 erworben. Der Preis ist dadurch getilgt worden, dass der Watt AG 105 265 voll liberierte Inhaberaktien von je Fr. 100 Nennwert der Gesellschaft zuerkannt worden sind.
4	Der Ausgabebetrag je Aktie beträgt Fr. 676. Der den Nennwert der neuen Aktien von Fr. 10 526 500 übersteigende Betrag von insgesamt Fr. 60 632 640 verbleibt der Gesellschaft als Agio.

Art. 28c

1	Die Gesellschaft hat von der Credit Suisse First Boston, Zürich, gemäss Sacheinlagevertrag vom 8. Dezember 1997, 9 651 170 Namenaktien der "Winterthur" Schweizerische Versicherungs-Gesellschaft, Winterthur, von je Fr. 20 Nennwert und 35 694 Anrechte auf neue Namenaktien entstehend aus der Kraftloserklärung der restlichen 35 694 Namenaktien "Winterthur" Schweizerische Versicherungs-Gesellschaft (Art. 54 und 33 BEHG) im Gesamtwert und zum Gesamtpreis von Fr. 1 414 282 140 erworben. Der Preis ist dadurch getilgt worden, dass der Credit Suisse First Boston 70 714 107 voll liberierte Namenaktien von je Fr. 20 Nennwert der Gesellschaft zuerkannt worden sind. Der Ausgabebetrag je Aktie beträgt Fr. 20.

12

Art. 28d

Die Gesellschaft hat von der Credit Suisse (Bahamas) Limited, in Nassau (Bahamas), gemäss Sacheinlagevertrag vom 31. Juli 1998 16 916 518 Aktien Common Stock von je US$ 1.00 Nennwert der Garantia Banking Limited, in Nassau (Bahamas), im Gesamtwert und zum Gesamtpreis von Fr. 706 325 400 erworben. Der Preis ist dadurch getilgt worden, dass der Credit Suisse (Bahamas) Limited als Umtauschstelle 1 938 708 voll liberierte Namenaktien von je Fr. 20 Nennwert der Gesellschaft zuerkannt worden sind. Der Ausgabebetrag je Aktie beträgt Fr. 364.3278. Der den Nominalwert der neuen Aktien von Fr. 38 774 160 übersteigende Betrag von Fr. 667 551 240 verbleibt der Gesellschaft als Agio.

Art. 28e

Die Gesellschaft hat von der Reinsurance Derivatives Holding AG, Zürich, gemäss Sacheinlagevertrag vom 15. April 1999 30 470 235 Perpetual Non-Cumulative Class A Preference Shares von je USD 1.00 Nennwert und 83 162 370 Participating Shares von je USD 1.00 Nennwert der Credit Suisse Financial Products, London, im Gesamtwert und zum Gesamtpreis von Fr. 486 000 000 erworben. Der Preis ist dadurch getilgt worden, dass der Reinsurance Derivatives Holding AG, Zürich, 1 800 000 voll liberierte Namenaktien von je Fr. 20 Nennwert der Gesellschaft zuerkannt worden sind. Der Ausgabebetrag je Aktie beträgt Fr. 270. Der den Nominalwert der neuen Aktien von Fr. 36 000 000 übersteigende Betrag von Fr. 450 000 000 verbleibt der Gesellschaft als Agio.

Art. 28f

Die Gesellschaft hat von AXA, Paris, AXA Financial, Inc., New, York, The Equitable Life Assurance Society of the United States, New York, und AXA Participations Belgium, Brüssel gemäss Sacheinlageverträgen vom 3. November 2000 insgesamt 64 029 782 Common Shares der Donaldson, Lufkin & Jenrette Inc., Delaware, von je USD 0.10 Nennwert im Gesamtwert und zum Gesamtpreis von Fr.8'502'828'693.50 erworben. Der Preis ist dadurch getilgt worden, dass der AXA, AXA Financial, Inc., Equitable Life Assurance Society of the United States und AXA Participations Belgium insgesamt 25 727 167 voll liberierte Namenaktien der Gesellschaft von je Fr. 20 Nennwert zuerkannt worden sind. Der Ausgabepreis je Aktie beträgt Fr. 330.50. Der den Nominalwert der neuen Aktien von Fr. 514 543 340 übersteigende Betrag von Fr. 7'988'285'353.50 verbleibt der Gesellschaft als Agio.

Art. 29

Gestrichen

13

Zürich, 30. Januar 2003

Walter B. Kielholz, Präsident des Verwaltungsrates	Beatrice Fischer, Sekretär des Verwaltungsrates

14

ARTICLES OF
ASSOCIATION

Articles of Association
Credit Suisse Group

Version as of January 30, 2003

	I.	Corporate Name, Registered Office, Duration and Purpose
Art. 1
Corporate Name, Registered Office and Duration	A stock corporation under the name Credit Suisse Group (the "Company") is established with its registered office in Zurich, Switzerland. Its duration is unlimited.
Art. 2
Purpose	1
The purpose of the Company is to hold direct or indirect interests in all types of businesses in Switzerland and abroad, in particular in the areas of banking, finance, asset management and insurance. The Company has the power to establish new businesses, acquire a majority or minority interest in existing businesses and provide related financing.
	2	The Company has the power to acquire, mortgage and sell real estate properties, both in Switzerland and abroad.
	II.	Share Capital and Shares
Art. 3
Share Capital	1	The fully paid-in share capital amounts to CHF 1,189,891,720 and is divided into 1,189,891,720 registered shares with a par value of CHF 1 each.
	2	All share certificates shall bear the facsimile signatures of the Chairman or Chairwoman of the Board of Directors and one Member of the Board.
	3	The Company may issue certificates representing more than one share each.
	4	The Company recognises only one representative for each share.
	5	Upon a resolution being passed by the General Meeting of Shareholders, registered shares may be converted into bearer shares.
Art. 4
Shares, Transfer of Shares and Share Register	1	The Company recognises as a shareholder the person whose name is entered in the Share Register.
2
A person who has acquired registered shares will, upon application, be entered without limitation in the Share Register as having voting rights provided that he or she expressly states that he or she has acquired the shares concerned in his or her own name for his or her own account.
3
Any person not expressly stating in his or her application for registration that the shares concerned have been acquired for his or her own account hereinafter "nominees") may be entered for a maximum of 2% of the total outstanding share capital with voting rights in the Share Register. In excess of this limit, registered shares held by a nominee will only be granted voting rights if such nominee declares in writing that he or she is prepared to disclose the name, address and shareholding of any person for whose account he or she is holding 0.5% or more of the outstanding share capital. Art.10, Section 2 shall apply correspondingly to nominees who are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated.

4	The Board of Directors will issue the necessary directives to ensure that the aforementioned provisions are complied with.
5	This Article is subject to the mandatory provisions of Art. 685d, Section 3 of the Swiss Code of Obligations.
6
In the case of registered shares, the Company may forego the printing and delivery of share certificates and, with the agreement of the owner of the shares, may cancel issued certificates when these are returned to the Company and not replace the same. Shareholders may request at any time, at no cost to them, the printing and delivery of certificates representing their registered shares, and the Company may at any time print certificates of registered shares not physically represented by certificates.
7
Registered shares not physically represented by certificates and the rights arising therefrom can only be transferred by assignment. Such assignment shall not be valid unless notice is given to the Company. Title to the certificate of the transferred share is passed on to the transferee through legal and valid assignment and does not need the explicit consent of the Company. The bank which handles the book entries of the assigned registered shares on behalf of the shareholders may be notified by the Company of the assignment.
8
Registered shares not physically represented by certificates and the financial rights arising from these shares may be pledged only to the bank which handles the book entries of such shares on behalf of the shareholder. The pledge must be made by means of a written pledge agreement. Notice to the Company is not required.

The claim to delivery of the certificate may be transferred to the bank accepting the pledge. Otherwise the pledge of registered shares is valid when the assigned or endorsed share certificates are transferred in accordance with provisions of Art. 901, Section 2 of the Swiss Civil Code.

	9	All the above-mentioned restrictions regarding transfer also apply to the transfer of registered shares not physically represented by certificates.
	III.	Debt Capital
Art. 5
Bond Issues	The Company may issue bonds, with or without security, including warrants and convertible issues, and may guarantee such issues by its subsidiaries.
	IV.	The Governing Bodies of the Company
Art. 6
The governing bodies of the Company shall be the following:
	1.	The General Meeting of Shareholders;
	2.	The Board of Directors;
	3.	The Independent Auditors and the Group's Independent Auditors.
	1.	The General Meeting of Shareholders
Art. 7
Authority and Duty to call a Meeting	1	The General Meeting of Shareholders shall ordinarily be called by the Board of Directors.
	2	The ordinary General Meeting of Shareholders shall take place annually within six months after the close of the business year.
3
Extraordinary General Meetings of Shareholders shall take place as necessary. One or more shareholders whose combined holdings represent at least 10% of the share capital can also request that a meeting be called.
	4	Shareholders representing shares with a par value of CHF 1 million may require that a particular item appear on the agenda of the meeting.
5
The request to call a General Meeting of Shareholders must be submitted in writing and at the same time shares of the Company representing at least 10% of the share capital are to be deposited. The request to include a particular item on the agenda of the meeting, together with the relevant proposals, must be submitted in writing and at the same time shares of the Company with a par value of at least CHF 1 million are to be deposited for safekeeping. The shares are to remain in safekeeping until the day after the General Meeting of Shareholders.
	6	The request to include a particular item on the agenda, together with the relevant proposals, must be submitted to the Board of Directors not later than 45 days before the date of the meeting.

	Art. 8

	The General Meeting of Shareholders has the following powers which may not be delegated. It may amend the articles of association, elect the Members of the Board of Directors, elect the Independent Auditors, the Group's Independent Auditors and Special Auditors approve the annual report, the consolidated financial statements and the annual statutory statements, determine the allocation of the disposable profit, formally approve the actions of the Member of the Board of Directors and pass resolutions on all matters which have been reserved to its authority by law or by these articles of association or which have been submitted to the meeting by the Board of Directors.		Powers
	Art. 9
	1
		Notice of the General Meeting of Shareholders must be given at least 20 days before the meeting takes place. Notice of the meeting is to be published in the Swiss Gazette of Commerce (Schweizerisches Handelsamtsblatt).	Notice of Meetings
	2
		The notice of the meeting must include the items on the agenda, the proposals submitted by the Board of Directors and by shareholders who have required that a meeting be held or that a particular item be included on the agenda.
	3
		No resolutions can be passed on proposals of which due notice has not been given, with the exception of those concerning the calling of an extraordinary General Meeting or the carrying out of a special audit.
	Art. 10
Voting Rights	1
		Subject to the provisions of Art. 4, Section 3 every share carries one vote at the General Meeting of Shareholders. However, except as set out in Sections 3-5 below, the shares for which a single shareholder can directly or indirectly exercise voting rights for his or her own shares or as a proxy may not exceed 2% of the total outstanding share capital.
	2
		For the purposes of the restrictions on voting rights as laid down in Section 1 above, legal entities, partnerships or groups of joint owners or other groups in which individuals or legal entities are related to one another through capital ownership or voting rights or have a common management or are otherwise interrelated shall be regarded as being a single shareholder. The same shall apply to individuals, legal entities or partnerships that act in concert (especially as a syndicate) with intent to evade the limitation on voting rights.

3
The restrictions on voting rights do not apply to the exercise of voting rights by representatives of a governing or executive body of the company who are designated by the Company as proxies (Art. 689c of the Swiss Code of Obligations [CO]), or by persons designated by the Company as independent proxies (Art. 689c CO), or by persons acting as proxies for deposited shares (Art. 689d CO), provided all such persons have been instructed by shareholders to act as proxies.
4
Nor do the restrictions on voting rights apply to shares in respect of which the shareholder confirms to the Company in the application for registration that he or she has acquired the shares in his or her name for his or her own account and in respect of which the disclosure requirement set out in Section 6 below has been satisfied.
5
In addition, the restrictions on voting rights do not apply to shares which are registered in the name of a nominee, provided that this nominee furnishes the Company with the name, address and shareholding of the person(s) (as per definition in Section 2 above) for whose account he or she holds 0.5% or more of the total share capital outstanding at the time and for which he or she (or the beneficial owner, as appropriate) has satisfied the disclosure requirement set out in section 6 below. The Board of Directors has the right to conclude agreements with nominees concerning both their disclosure requirement and the exercise of voting rights.
6	The disclosure obligation must be discharged in accordance with Art. 20 of the Federal Act on Stock Exchange and Securities Trading of 24 March 1995 and the relevant ordinances and regulations.
7	The Board of Directors shall issue regulations regarding the proof of share ownership which is necessary in order to obtain voting cards.
Art. 11
1
	The Chairman/Chairwoman of the Board of Directors shall chair the General Meeting of Shareholders, and, in his or her absence, a Deputy Chairman/Chairwoman or another member designated by the Board shall take the chair.	Chairman/ Chairwoman, Secretary
2
The General Meeting of Shareholders shall elect by a show of hands the tellers to count the votes at the meeting. Members of the Board of Directors, the Independent Auditors, the Group's Independent Auditors and employees of the Company shall not be eligible to act as tellers.
3	The Board of Directors shall nominate a secretary to take the minutes.

Art. 12
	1	The General Meeting of Shareholders may in principle pass resolutions without regard to the number of shareholders present at the meeting or represented by proxy.	Quorums
	2	Representation of at least half of the share capital is required for:
— conversion of registered shares into bearer shares;
— amendments to Art. 4, Section 3
— amendments to Art. 10, Sections 1-6
— dissolution of the Company.
	3	This Article is subject to the mandatory provisions of the law and other provisions of these articles of association.
Art. 13
Resolutions/Required Majorities	1
Resolutions and elections by the General Meeting of Shareholders require the approval of an absolute majority of the votes represented at the meeting, except as otherwise prescribed by mandatory provisions of law or by other provisions of these articles of association. In the case of an equality of votes, elections and resolutions shall be decided by the casting vote of the person chairing the meeting.
2
The conversion of registered shares into bearer shares, the dissolution of the Company and amendments to Art. 4, Section 3 of these articles of association require the approval of at least three-quarters of the votes cast. Amendments to Art. 10, Sections 1-6 require the approval of at least seven-eighths of the votes cast.
	3	The Chairman may allow elections and ballots to be conducted by a show of hands, by written ballot or by electronic means. A written ballot is held if requested by 50 of the shareholders present.
Art. 14
Minutes	The person chairing the meeting and the secretary of the meeting are to sign the minutes of the meeting.
	2.	The Board of Directors
Art. 15
Election and Term of Office	1	The Board of Directors shall consist of a minimum of seven Members.
2
Each Member of the Board of Directors shall be elected individually for a period of three years and shall be eligible for re-election. One year of office is understood to be the period of time from one ordinary General Meeting of Shareholders to the close of the next ordinary General Meeting.

Art. 16
1
		The Board of Directors shall decide on all matters which have not been reserved for or conferred on another governing body of the Company by law by these articles of association or by other regulations.	Powers and Responsibilities
2
The Board of Directors determines those who have signatory power and the nature of the signatory power required. A document signed on behalf of the Company is binding on the Company only when it carries the signatures of two authorised signatories.
Art. 17

	The Board of Directors may delegate the management of the Company wholly or partly to committees of the Board, individual Members of the Board or third parties, in accordance with the regulations governing the conduct of business of the Company.		Delegation of Powers
Art. 18
1
		A majority of the Members of the Board of Directors must be present in person in order to pass resolutions; there is no quorum requirement for the acknowledgement of capital increases and the subsequent changes to the articles of association which must be carried out. For resolutions carried out by circular letter, a majority of the Members of the Board of Directors must cast their votes.	Quorum/Required Majorities
2
Resolutions of the Board of Directors require the approval of an absolute majority of the votes cast. In the case of an equality of votes, decisions shall be determined by the casting vote of the person chairing the meeting.
Art. 19
	Minutes shall be kept of the proceedings and resolutions of the Board of Directors. The minutes shall be signed by the person chairing the meeting and the secretary.		Minutes
Art. 20
Remuneration of Directors	The Board of Directors shall be appropriately remunerated for its services in an amount to be determined by itself.
	3.	The Independent Auditors, the Group's Independent Auditors and the Special Auditors
Art. 21
Appointment and Duties
The Independent Auditors and the Group's Independent Auditors shall be elected by the General Meeting of Shareholders for one year and shall be responsible for carrying out all functions and duties incumbent upon them by law.

The special auditors shall be elected by the General Meeting of Shareholders for the term of one year and shall be responsible for the special audit reports in connection with qualified capital increases (Art. 652f CO).
	V.	Financial Year and Allocation of the Net Profit
Art. 22
Financial Year	The Company's financial year shall be determined by the Board of Directors.
Art. 23
Allocation of disposable Profit
The allocation of the disposable profit shall be made by the General Meeting of Shareholders. The distributions of a dividend and the establishment and utilisation of special reserves, if any, shall be decided by the General Meeting of Shareholders in accordance with Art. 671 ff of the Swiss Code of Obligations.
	VI.	Dissolution and Liquidation of the Company
Art. 24
Should the Company be dissolved, the Board of Directors shall carry out the liquidation unless the General Meeting of Shareholders decides otherwise.
	VII.	Official Notices and Announcements
Art. 25
Publication	1	The Swiss Commercial Gazette (Schweizerisches Handelsamtsblatt) shall be the official medium for publication of the Company's notices and announcements.
	2	Notices and announcements to the shareholders shall be made in the Swiss Commercial Gazette (Schweizerisches Handelsamtsblatt), insofar as the law does not prescribe some other manner of publication.
	VIII.	Transitional Regulations
Art. 26
Conditional Capital	Deleted
Art. 26a
1
The share capital pursuant to Art. 3 of the articles of association shall be increased by no more than CHF 50,000,000 through the issue of no more than 50,000,000 registered shares with a par value of CHF 1 each, to be fully paid in, through the exercise of conversion and option rights granted in connection with bonds or similar debt instruments issued by Credit Suisse Group or any of its Group companies. Shareholders' preemption rights are excluded. Shareholders' preferential subscription rights with regard to these at most 50,000,000 new registered shares may be restricted or excluded by decision of the Board of Directors in order to finance or refinance the acquisition of companies, parts of companies, equity stakes, or new investments, or in order to issue convertible bonds and/or warrants on domestic and international capital markets. If preferential subscription rights are excluded, then (1) the bonds are to be placed with the public at market conditions, (2) the exercise period is not to exceed five years from the date of issue for option rights or ten years for conversion rights, and (3) the conversion or exercise price for the new shares is to be set at least in line with the market conditions prevailing on the date on which the bonds are issued.

2
The acquisition of registered shares through the exercise of conversion or option rights and any further transfers of registered shares is subject to the transfer restrictions laid down in Art. 4 of the articles of association.
Art. 26b
1
The share capital as per Art. 3 of the articles of association is to be increased by not more than CHF 117,200,000 through the issue of a maximum of 117,200,000 registered shares with a par value of CHF 1 each, to be fully paid up. Upon acquisition, the new registered shares will be subject to the transfer restrictions pursuant to Art. 4 of the articles of association.
2
The preferential subscription right of present shareholders is excluded in favour of the staff, at all levels, and of Members of the Board of Directors of Credit Suisse Group and its Group companies. The shares shall be issued in accordance with the guidelines adopted by the Board of Directors, as amended from time to time. They may be issued at a price which is below their market value.
Art. 26c
1
The conditional share capital as per Art. 3 of the Articles of Association is to be increased, by a maximum amount of CHF 18,715,540 corresponding to a maximum of 18,715,540 registered shares, to be fully paid up, with a nominal value of CHF 1 each, through the exercise of option rights granted to employees of all levels of Donaldson, Lufkin & Jenrette, Inc. and its Group companies, which were rolled over according to the merger agreement between Credit Suisse Group, Diamond Acquisition Corp and Donaldson Lufkin & Jenrette, Inc., dated 30 August, 2000. The subscription ratio, time limits and further terms will be determined by the Board of Directors in accordance with the merger agreement dated August 30, 2000. The new registered shares will be subject to the transfer restrictions pursuant to Art. 4 of the Articles of Association.

2	The preemptive rights of the current shareholders are excluded in favor of staff at all levels of Donaldson Lufkin & Jenrette and its Group companies.
Art. 27
1
	The Board of Directors is authorized, at any time until June 1, 2003, to increase the share capital, as per Art. 3 of the articles of association, in the maximum amount of CHF 45,480,000 through the issuance of a maximum of 45,480,000 registered shares, to be fully paid up, with a par value of CHF 1 each. Increases by underwriting as well as partial increases are permissible. The issue price, the time of effect of the right to a dividend, and the type of contribution will be determined by the Board of Directors. Upon acquisition, the new shares will be subject to the transfer restrictions pursuant to Art. 4 of the articles of association.	Authorized Capital
2
The Board of Directors is authorised to exclude the preferential subscription rights of the shareholders in favour of third parties if the new shares are used for the acquisition of companies, segments of companies or participations in the banking, finance, asset management or insurance industries through an exchange of shares or for financing the acquisition of companies, segments of companies or participations in these industries. If, in connection with company takeovers, commitments to service convertible bonds or bonds with warrants are assumed, the Board of Directors is authorised, for the purpose of fulfilling delivery commitments under such bonds, to issue new shares excluding the subscription rights of shareholders.
3	Registered shares for which subscriptions rights have been granted but not exercised, are to be sold on the market at market conditions.
Art. 27a
Deleted
Art. 28
Deleted		Non-Cash Capital Contribution

Art. 28a
1
In accordance with the agreement on non-cash capital contributions dated 7 April 1993, the Company has acquired from Watt AG, Glarus, 13,178,500 registered shares of Swiss Volksbank, with a par value of CHF 50 each, with a total value and at a total price of CHF 1,549,791,600. Settlement has been effected by transfer to Watt AG of 3,953,550 fully paid-in registered shares of the Company with a par value of CHF 100 each.
2
The issue price per share is CHF 392. The sum of CHF 1,154,436,600, being the amount by which the price paid exceeds the par value of the new shares, CHF 395,355,000, remains with the Company as a premium.
3
In accordance with the agreement on non-cash capital contributions dated 1 June 1993, the Company has acquired from Watt AG, Glarus, 1,914,000 registered shares of Swiss Volksbank, Berne, with a par value of CHF 50 each, with a total value and at a total price of CHF 252,935,100. Settlement has been effected by transfer to Watt AG of 574,200 fully paid-in registered shares of the Company with a par value of CHF 100 each.
4
The issue price per share is CHF 440.50. The sum of CHF 195,515,100, being the amount by which the price paid exceeds the par value of the new shares, CHF 57,420,000, remains with the Company as a premium.
5
In accordance with the agreement on non-cash capital contributions dated 10 January 1994, the Company has acquired from Watt AG, Glarus, 200,000 registered shares of Swiss Volksbank, Berne, with a par value of CHF 50 each, with a total value and at a total price of CHF 28,000,000. Settlement has been effected by transfer to Watt AG of 191,781 fully paid-in registered shares of the Company with a par value of CHF 20 each.
6	The issue price per share is CHF 146. The sum of CHF 24,164,380, being the amount by which the price paid exceeds the par value of the new shares, CHF 3,835,620, remains with the Company as a premium.
Art. 28b
1
In accordance with the agreement on non-cash capital contributions dated 14 December 1993, the Company has acquired from Watt AG, Glarus, 1,762,434 bearer shares of Leu Holding Ltd., Zug, with a par value of CHF 100 each, with a total value and at a total price of CHF 992,837,820. Settlement has been effected by transfer to Watt AG of 1,468,695 fully paid-in bearer shares of the Company with a par value of CHF 100 each.

2
The issue price per share is CHF 676. The sum of CHF 845,968,320, being the amount by which the price paid exceeds the par value of the new shares, CHF 146,869,500, remains with the Company as a premium.
3
In accordance with the agreement on non-cash capital contributions dated 10 January 1994, the Company has acquired from Watt AG, Glarus, 126,318 bearer shares of Leu Holding Ltd., Zug, with a par value of CHF 100 each, with a total value and at a total price of CHF 71,159,140. Settlement has been effected by transfer to Watt AG of 105,265 fully paid-in bearer shares of the Company with a par value of CHF 100 each.
4
The issue price per share is CHF 676. The sum of CHF 60,632,640, being the amount by which the price paid exceeds the par value of the new shares, CHF 10,526,500, remains with the Company as a premium.
Art. 28c

In accordance with the agreement on non-cash capital contributions dated 8 December 1997, the Company has acquired from Credit Suisse First Boston, Zurich, 9,651,170 registered shares of the "Winterthur" Swiss Insurance Company, Winterthur, with a par value of CHF 20 each, and 35,694 rights to new registered shares resulting from the invalidation of the remaining 35,694 registered shares of the "Winterthur" Swiss Insurance Company (Articles 54 and 33, SESTA), with a total value and at a total price of CHF 1,414,282,140. Settlement has been effected by transfer to Credit Suisse First Boston of 70,714,107 fully paid-in registered shares of the Company with a par value of CHF 20 each. The issue price per share is CHF 20.
Art. 28d

In accordance with the agreement on non-cash capital contributions of 31 July 1998, the Company has acquired from Credit Suisse (Bahamas) Limited, Nassau (Bahamas), 16,916,518 common stock of Garantia Banking Limited, with a par value of USD 1.00 per share, with a total value and at a total price of CHF 706,325,400. Settlement has been effected by transfer to Credit Suisse (Bahamas) Limited as exchange agent of 1,938,708 fully paid-in registered shares of the Company with a par value of CHF 20 per share. The issue price per share is CHF 364.3278. The sum of CHF 667,551,240, being the amount by which the price paid exceeds the par value of the new shares (CHF 38,774,160), is retained by the Company as a share premium.
Art. 28e

In accordance with the agreement on non-cash capital contributions of 15 April 1999, the Company has acquired from Reinsurance Derivatives Holding AG, Zurich, 30,470,235 Perpetual Non-Cumulative Class A Preference Shares, with a par value of USD 1.00 per share, and 83,162,370 Participating Shares, with a par value of USD 1.00 per share, of Credit Suisse Financial Products, London, with a total value and a total price of CHF 486,000,000. Settlement has been effected by transfer to Reinsurance Derivatives Holding AG, Zurich, of 1,800,000 fully paid-in registered shares of the Company with a par value of CHF 20 per share. The issue price per share is CHF 270. The sum of CHF 450,000,000, being the amount by which the price paid exceeds the par value of the new shares (CHF 36,000,000), is retained by the Company as a share premium.

Art. 28f

In accordance with the agreements on non-cash capital contributions of 3 November 2000, the Company has acquired from AXA, Paris, AXA Financial, Inc., New York, The Equitable Life Assurance Society of the United States, New York, and AXA Participations Belgium, Brussels, 64,029,782 Common Shares, with a par value of USD 0.10 per share, of Donaldson, Lufkin & Jenrette Inc., Delaware, with a total value and a total price of CHF 8,502,828,693.50. Settlement has been effected by transfer to AXA, AXA Financial, Inc., Equitable Life Assurance Society of the United States and AXA Participations Belgium of 25,727,167 fully paid-in registered shares of the Company with a par value of CHF 20 per share. The issue price per share is CHF 330.50. The sum of CHF 7,988,285,353.50, being the amount by which the price paid exceeds the par value of the new shares (CHF 514,543,340), is retained by the Company as share premium.
Art. 29
Non-Cash Capital Acquisition	Deleted
The above text is a translation of the original German articles of association (Statuten) which constitute the definitive text and are binding in law.

Zurich, January 30, 2003

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